FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

 Date of Report (Date of earliest event reported) September 15, 2014

HOME TREASURE FINDERS, INC.
 (Exact name of Registrant as specified in its charter)

COLORADO	000-176154	26-3119496
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3412 West 62nd Avenue, Denver, Colorado
Denver, Colorado 80221
(Address of principal executive offices and Zip Code)

(720) 273-2398
 (Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

References in this document to "us," "we," or "Company" refer to Home Treasure Finders, Inc. (the “Company”), a Colorado corporation.

Item 1.01 Entry Into A Material Definitive Agreement

On September 15, 2014 J Done LLC closed the purchase of the warehouse units known as 4420, 4430 and 4440 Garfield Street, Denver, Colorado 80216. The purchase price was $850,000 with down payment of $10,000 with balance due of $840,000 carried by the seller.

 J Done is a consolidated entity of Home Treaure Finders, Inc.

Terms of the variable interest 25 year amortization Note carried by the seller call for payments to seller as follows:

1	First and Second year,interest rate at 7% with 25 year amortization payment at $5,936.95 per month.

2.	Third and Fourth year at 8% with 25 year amortization payment at $6,277.73 per month.

3.	Fifth year at 9% with 25 year amortization payment at $6,639.64 per month.

4.	Baloon paymet of $777,255.49 due at end of the fifth year.

We intend to lease grow space to suit the needs of one or more state licensed cannabis growers.

Item 9.01 Financial Statements and Exhibits

Exhibits

Number	Description

10.2	Deed of Trust

10.3	Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME TREASURE FINDERS, INC.
(Registrant)

DATE: September 19, 2014	BY:	/s/ Corey Wiegand
Corey Wiegand
President